Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT AND CONSENT

THIS SECOND LOAN MODIFICATION AGREEMENT AND CONSENT, dated as of March 3, 2017 (this “Modification Agreement”) is entered into by and among CV PROPCO, LLC, a Nevada limited liability company (“Borrower”), NP TROPICANA LLC, a Nevada limited liability company (“Leasehold Holder”), NP LANDCO HOLDCO LLC, a Nevada limited liability company (“Holdco”), DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH (in its capacity as a Lender, “Deutsche Bank”), as a Lender and as administrative agent for the Lenders (in its capacity as administrative agent for the Lenders, the “Administrative Agent”) and JPMORGAN CHASE BANK, N.A. (“JPMorgan”) as a Lender and as syndication agent (in such capacity, “Syndication Agent”).

RECITALS

A.     Borrower, Leasehold Holder, Holdco, Deutsche Bank as a “Lender” and as administrative agent (in such capacity, the “Administrative Agent”); and JPMorgan as a “Lender” are party to that certain Amended and Restated Credit Agreement (as the same may have been amended and/or modified, the “Credit Agreement”) dated as of June 16, 2011, which became effective on June 17, 2011.

B.     Pursuant to the Credit Agreement, Borrower issued to (i) Deutsche Bank its Amended and Restated Note (the “Deutsche Bank Note”) dated as of June 16, 2011, in the original face amount of $65,786,700.00, and which Deutsche Bank Note now evidences principal (including capitalized interest) in the amount of $72,623,319.03, and (ii) JPMorgan its Amended and Restated Note (the “JPMorgan Note”) dated as of June 16, 2011, in the original face amount of $39,213,300.00, and which JPMorgan Note now evidences principal (including capitalized interest) in the amount of $43,288,422.08 (the “JPM Outstanding Amount”).

C.     Concurrently with the execution and delivery of the Credit Agreement, each of Borrower and Leasehold Holder issued to (i) German American Capital Corporation (“GACC”), an affiliate of Deutsche Bank, their respective Warrant No. 1 (each without differentiation a “DB Warrant” and collectively, the “DB Warrants”), each dated June 17, 2011, each granting to German American Capital Corporation the right to purchase 375.924 Unit Groups (as defined in the DB Warrants) in Borrower and Leasehold Holder, respectively, and (ii) JPMorgan their respective Warrant No. 2 (each without differentiation a “JPM Warrant” and collectively, the “JPM Warrants”), each dated June 17, 2011, each granting to JPMorgan the right to purchase 224.076 Unit Groups (as defined in the JPM Warrants) in Borrower and Leasehold Holder, respectively.

D.     Subject to the terms hereof, Deutsche Bank is willing to (i) cause GACC to cancel prior to exercise, and return, the DB Warrants to the applicable issuer and (ii) cancel and return the Deutsche Bank Note to Borrower in consideration of payment by Borrower to Deutsche Bank of the DB Payoff Amount (as defined below) in satisfaction of all accrued and unpaid interest, principal and other Obligations owing to Deutsche Bank pursuant to the Deutsche Bank Note and the other Loan Documents as of the date hereof.

E.     Subject to the terms hereof, JPMorgan is willing to (i) cause JPMorgan to cancel prior to exercise, and return, the JPM Warrants to the applicable issuer and (ii) waive any requirement under the Credit Agreement that payments on account of the DB Payoff Amount made by Borrower be ratably shared and is otherwise willing to consent to and permit the transactions contemplated by the terms of this Modification Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.    Recitals. The recitals to this Modification Agreement are incorporated into this Modification Agreement and form a part of this Modification Agreement.

2.    Definitions. Capitalized terms used in this Modification Agreement and not defined herein shall have the meaning provided in the Credit Agreement.

3.     Discounted Payoff Amount. The total discounted payoff amount (the “DB Payoff Amount”) to be paid by Borrower to Deutsche Bank in full satisfaction of all Obligations under the Deutsche Bank Note and the other Loan Documents as of the date hereof shall be mutually agreed by Borrower and Deutsche Bank and set forth in a separate Letter Agreement, dated as of the date hereof, The DB Payoff Amount shall be paid by Borrower to Deutsche Bank, together with Deutsche Bank’s ratable share of all accrued and unpaid interest and all principal amounts that have become due and owing under the Loan Documents prior to the effectiveness of this Agreement, at the Closing on an absolutely net basis, without deduction of any taxes, fees, prorations, adjustments, or any other amounts. The DB Payoff Amount shall be deemed earned by Deutsche Bank upon the Closing and shall be non-refundable to Borrower.

4.     Closing.

(a)     The closing (“Closing”) of the discounted payoff of the Deutsche Bank Note in accordance with the terms of this Modification Agreement shall take place at the offices of Deutsche Bank’s counsel, Skadden, Arps, Slate, Meagher & Flom, LLP, Four Times Square, New York, NY 10036, or pursuant to a customary escrow arrangement acceptable to Deutsche Bank and Borrower, on the date hereof, TIME BEING OF THE ESSENCE, provided the Closing shall not be effective and Deutsche Bank shall not have any obligations under Section 4(b) below until Borrower has paid to Deutsche Bank the DB Payoff Amount in accordance with the terms of Section 3 above and otherwise complied with its obligations under this Modification Agreement, including Section 12(f) as to amounts invoiced prior to the Closing.

(b)     At the Closing, the following shall occur in the following order:

(i)	JPMorgan shall cancel prior to exercise, and return, the original JPM Warrants to the applicable issuer and Borrower and Leasehold Holder shall cancel the JPM Warrants;

(ii)	Borrower shall deliver or cause to be delivered to Deutsche Bank the DB Payoff Amount (together with, if not previously paid, Deutsche Bank’s ratable share of all accrued and unpaid interest and all principal amounts that have become due and owing under the Loan Documents prior to the effectiveness of this Agreement) in accordance with the terms hereof, and Deutsche Bank shall return to Borrower the original Deutsche Bank Note marked paid (or, to the extent the original Deutsche Bank Note has been lost and upon diligent search by Deutsche Bank cannot be found, a lost note affidavit); and

(iii)	Deutsche Bank shall cause GACC to cancel prior to exercise, and return, the original DB Warrants (or, to the extent the originals have been lost and upon diligent search by GACC cannot be found, a lost instrument affidavit) to the applicable issuer and Borrower and Leasehold Holder shall cancel the DB Warrants.

In addition to the foregoing, prior to the Closing, Borrower shall deliver to Deutsche Bank all information reasonably required by Deutsche Bank to complete Deutsche Bank’s KYC process.

5.     Consummation of the Closing shall Constitute Cancellation of the DB Warrants and a full Satisfaction of All Obligations for Principal and Interest Owed to Deutsche Bank. Deutsche Bank and GACC agree that, upon consummation of the Closing, the DB Warrants shall be cancelled without need for further action by GACC and Deutsche Bank shall have no further claim (x) (i) against Borrower, PropCo or any other Loan Party in respect of principal or interest due in respect of the Loans made by Deutsche Bank to Borrower or any other Obligations under the Credit Agreement and the other Loan Documents, and (ii) Deutsche Bank shall no longer be a Lender under the Credit Agreement or any other Loan Document and shall not have any rights or benefits under the Credit Agreement or the other Loan Documents except that notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that, in the case of both (i) and (ii) hereinabove, Deutsche Bank shall continue to have the right to enforce all obligations of Borrower under the Credit Agreement that, by their express terms, will survive the repayment of the Deutsche Bank Note and/or the termination of the Credit Agreement, including, without limitation, Borrower’s obligations under Section 10.14 (Indemnity) of the Credit Agreement and (y) in respect of or pursuant to the DB Warrants, the Warrant Agreements or the Organizational Documents of the applicable Loan Parties. Deutsche Bank and GACC each confirm that it has not sold, assigned, transferred, hypothecated or granted a participation in all or any portion of the Obligations owed to it under the Deutsche Bank Note, the DB Warrants or the other Loan Documents, as applicable.

6.     Administrative Agent.

(a)     The parties hereto agree that, unless Administrative Agent is replaced by the Lenders prior thereto and provided that Borrower pays the Administrative Agent Fee (as defined below) in accordance with the terms hereof, Administrative Agent shall continue to serve as administrative agent under and pursuant to the terms of the Credit Agreement until June 19, 2017, at which time, Administrative Agent shall resign and the Lenders may replace Administrative Agent under the terms of the Credit Agreement effective as of June 19, 2017. In addition, commencing on the date hereof and continuing until the resignation or replacement of Administrative Agent as administrative agent under the Credit Agreement, Borrower shall pay to Administrative Agent an amount equal to $10,000 per month (the “Administrative Agent Fee”). The first installment of the Administrative Agent Fee shall be paid by Borrower to Administrative Agent on the date hereof and thereafter on the first business day of each month until the earlier of the full payment of all obligations under the Credit Agreement and resignation or replacement of the Administrative Agent in accordance with the terms hereof.

(b)     During the period from the Closing until the replacement of Deutsche Bank as Administrative Agent under the Credit Agreement and the other Loan Documents contemplated by the foregoing paragraph (a):

(i)	Administrative Agent and Borrower agree that the Lenders may, after the Closing Date, without any further consent (but otherwise in accordance with the terms of the Loan Agreement), replace Administrative Agent with an Affiliate of JPMorgan upon not less than 10 Business Days’ notice, and Borrower agrees to enter into reasonable and customary agency succession amendments and modifications to the Credit Agreement and the other Loan Documents to effect the foregoing;

(ii)	Any provision of the Credit Agreement or any other Loan Document requiring the consent, approval, or satisfaction of the Administrative Agent (including with respect to any Modification pursuant to Section 10.2 of the Credit Agreement, but excluding any modification of the Administrative Agent’s rights under any provision of Article VIII or Article IX or Section 10.14 in each case of the Credit Agreement, or any analogous provision of any other Loan Document that adversely affects the Administrative Agent without the consent of the Administrative Agent) shall require, instead, the consent, approval or satisfaction of either the Syndication Agent or the Administrative Agent, at the direction of the Lenders;

(iii)	Any provision of the Credit Agreement or any other Loan Document that permits the Administrative Agent, on behalf of the Lenders, to take, or to request any Borrower Party to take, any action (including without limitation, the exercise of any right or remedy) or to make delivery of any information, documentation or other deliverable, in its discretion, shall only be taken at the direction of the Lenders (or, if a provision of the Credit Agreement expressly provides that the Required Lenders may direct the action of the Administrative Agent, the Required Lenders), except to the extent such action or delivery is solely for purposes of granting, maintaining or perfecting a Lien for the benefit of the Secured Parties; and

(iv)	Any notice, information, documentation or other deliverable required to be delivered to the Administrative Agent under the Credit Agreement or any other Loan Document shall also be concurrently delivered to the Syndication Agent.

(c)     For the purposes of the foregoing paragraph (b), if the Administrative Agent declines to act as directed by the Lenders, the Lenders (or, if a provision of the Credit Agreement expressly provides that the Required Lenders may direct the action of the Administrative Agent, the Required Lenders) may direct the Syndication Agent to so act so long as (x) such action is authorized by the Credit Agreement or any other Loan Document to be taken by the Administrative Agent; and (y) in no such case shall the Administrative Agent be liable for actions taken by the Syndication Agent. For the purposes of the foregoing, the Lenders hereby appoint the Syndication Agent as agent for the Lenders to act to the same extent as the Administrative Agent as set forth in Section 8.1 of the Credit Agreement, as Modified pursuant hereto.

7.     JPMorgan Waiver, Consent to Transaction; Cancellation of JPM Warrants.

(a)     JPMorgan hereby consents to the discounted payoff of the Deutsche Bank Note and the consummation of the Closing, in each case on the terms set forth in this Modification Agreement and in particular waives its rights under the terms of Section 2.8 and Section 10.10 of the Credit Agreement with respect to the DB Payoff Amount, which JPMorgan acknowledges and agrees shall be allocated entirely to the payment of the Deutsche Bank Note pursuant to the terms of this Modification Agreement.

(b)     JPMorgan agrees that as set forth in Section 4, JPMorgan (x) shall cancel prior to exercise, and return, the original JPM Warrants to the applicable issuer without additional consideration, and (y) shall not have any claim in respect of or pursuant to the JPM Warrants, the Warrant Agreements or the Organizational Documents of the applicable Loan Parties. JPMorgan agrees that, upon consummation of the Closing, the JPM Warrants shall be permanently cancelled without need for further action by JPM in the manner described in a separate Letter Agreement, dated as of the date hereof, between JPMorgan and the applicable Loan Parties.

(c)     Deutsche Bank and the Borrower Parties acknowledge and agree that in no event shall any failure by JPMorgan to comply with its obligations under this Modification Agreement, including, without limitation, its obligation to cancel the JPM Warrants prior to exercise and return the original JPM Warrants to the applicable issuer without additional consideration, affect the Closing, the Borrower’s obligation to pay the DB Payoff Amount in accordance with the terms of this Modification Agreement or Deutsche Bank’s right to retain such DB Payoff Amount, which shall be deemed to have been fully earned by Deutsche Bank upon the Closing regardless of whether JPMorgan complies with its obligations hereunder.

(d)     JPMorgan confirms that it has not sold, assigned, transferred, hypothecated or granted a participation in all or any portion of the Obligations owed to it under the JPM Warrants, JPMorgan Note and the other Loan Documents.

8.     Covenants, Representations and Warranties of Borrower.

(a)     Each Borrower Party hereby acknowledges and agrees that all terms, covenants, conditions and provisions of the Loan Documents continue in full force and effect and remain unaffected and unchanged, except to the extent expressly set forth in this Modification Agreement. Neither this Modification Agreement nor the execution and delivery of this Modification Agreement by the parties hereto shall constitute a novation or renewal of the Obligations or any of the Loan Documents. Except to the extent expressly set forth in this Modification Agreement, this Modification Agreement is not intended to and shall not be deemed or construed to create or constitute a waiver, release, or relinquishment of, and shall not affect, the liens, security interests and rights, remedies and interests thereunder, all of which are hereby ratified, confirmed, renewed and extended in all respects. Without limiting the foregoing Borrower reaffirms that each of its representations, warranties, covenants and agreements set forth in the Loan Documents.

(b)     Each Loan Party acknowledges and agrees that all of the Mortgaged Property and Collateral secures and, after the Closing, shall continue to secure the Facility and the Obligations with valid, binding, enforceable and perfected first priority liens and security interests, and no Borrower Party has taken, or caused any other Person to take, nor has any other event occurred with the lapse of time or the giving of notice or both that would constitute or result in, any action that would cause or otherwise result in the interruption, cessation or other lapse of the aforesaid liens and security interests in the Mortgaged Property or the Collateral for the Obligations or the loss of the first priority status of such liens or otherwise a loss of perfection of such liens.

(c)     Borrower represents and warrants that Borrower is treated as a partnership for U.S. federal income tax purposes.

(d)     Each Borrower Party represents and warrants that (i) this Modification Agreement constitutes the legal, valid and binding obligation of such Borrower Party, enforceable against such Borrower Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles affecting enforceability, (ii) the execution and delivery by each Borrower Party of this Modification Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite action on the part of such Borrower Party and will not violate any of the Organizational Documents of such Borrower Party and (iii) such Borrower Party’s execution and delivery of this Modification Agreement, and the consummation of the transactions contemplated hereby, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or any provision of any indenture, agreements or undertaking to which such Borrower Party is a party or the Organizational Documents of such Borrower Party.

(e)     Borrower represents and warrants that all principal and interest payments required to be paid prior to the date hereof have been made in accordance with the terms of the Credit Agreement.

9.     Effect on Loan Documents.

(a) References. Each reference in any Loan Document (each a “Subject Document”) to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, each reference in the other Loan Documents to such Subject Document, “thereunder”, “thereof”, “therein”, or words of like import, and each reference in any Loan Document (including, without limitation, such Subject Document) to any term, condition or provision contained in such Subject Document, “thereunder”, “thereof”, “therein”, or words of like import, shall mean and be a reference to such Subject Document (or such term, condition or provision, as applicable) as amended, supplemented or otherwise modified hereby or in connection herewith.

(b) Incorporation. Each covenant, agreement, representation or warranty of any Person contained in this Modification Agreement shall be deemed, for all purposes under the Loan Documents, to constitute a covenant, agreement, representation or warranty (as applicable) of such Person under the Loan Documents.

(c) Amendments to the Credit Agreement. The definition of “Obligations” in Section 1.1 of the Credit Agreement shall be amended to add at the end thereof immediately before the period therein: “, including without limitation, principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of Borrower Parties to the Administrative Agent or to any Lender (or, in the case of Specified Interest Rate Contract, any affiliate of any Lender)”.

10.     Release of Claims.

(a)     Effective as of the date hereof, (i) Borrower, Leasehold Holder, and Holdco, each on its own behalf and on behalf of (x) its managers, employees, officers, directors, and agents and (y) its subsidiaries, parent entities; shareholders, partners, members, managers, owners, and other principals and (ii) Recourse Guarantor, solely in its capacities as a party to the Recourse Guaranty and as sole member of Holdco (collectively, the “Borrower Releasors”), each hereby fully and forever irrevocably releases, relinquishes, discharges and acquits Administrative Agent, Deutsche Bank, GACC and JPMorgan and their respective past, present, and future predecessors, successors, subsidiaries, parent entities, assigns, participants, shareholders, partners, members, managers, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and/or entities claiming or acting by, through, under or in concert with each such entity or individual (collectively, the “Lender Releasees”), of and from and against any and all defenses, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including without limitation, any usury or lender liability claims or defenses, arising out of or relating to the Facility, the Credit Agreement or any Loan Document, the Warrants, the Warrant Agreements or the Organizational Documents (collectively, the “Transaction Documents”), this Modification Agreement or any other document executed and delivered in connection with this Modification Agreement, in each case related to matters arising on or prior to the date hereof (collectively, “Defenses”) and all other claims, demands, obligations, duties, liabilities, damages, expenses, claims of offset, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, in each case related to matters arising on or prior to the date hereof, directly or indirectly, in any manner from and/or out of (i) the Facility, the Credit Agreement, the Loan Documents, the other Transaction Documents and/or this Modification Agreement, (ii) Administrative Agent’s, GACC’s or Lenders’ acts, statements, conduct, representations and omissions made in connection therewith, or (iii) any fact, matter, transaction or event relating thereto, whether known or unknown, suspected or unsuspected in each case related to matters arising on or prior to the date hereof, which could, might or may be claimed to exist, whether liquidated or unliquidated, each though fully set forth herein at length (collectively, the “Released Claims”). In addition, Borrower and all Borrower Releasors agree not to commence, join in, consent to, prosecute or participate in any suit or other proceeding in a position (or the reasonably anticipated effect thereof) which is adverse to any of the Lender Releasees or any of their respective rights under the Loan Documents, any other Transaction Document or this Modification Agreement, arising or as a consequence directly or indirectly from or of any of the Released Claims. For avoidance of doubt, Lender Releasees acknowledge and agree that nothing set forth in this Section 10 is intended to, nor shall any Lender Releasee assert that anything set forth in this Section 10 be construed to, in any manner release, relinquish, discharge or acquit any Lender Releasee from (x) its continuing obligations in respect of the Facility arising under or pursuant to the Credit Agreement, any Loan Document or other Transaction Document, this Modification Agreement or the other document executed and delivered in connection with this Modification Agreement or (y) its continuing obligations to Recourse Guarantor arising in any manner other than pursuant to, or in respect of, the Facility, the Credit Agreement, the Loan Documents, the other Transaction Documents and/or this Modification Agreement.

(b)     Borrower Releasors hereby irrevocably waive the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases. In connection with the foregoing, Borrower Releasors hereby agree, represent and warrant to Administrative Agent, Deutsche Bank, GACC and JPMorgan that they realize and acknowledge that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts; controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Borrower Releasors further agree, represent and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that Borrower Releasors nevertheless hereby intend to release, discharge and acquit the parties set forth hereinabove from, any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Facility and all dealings in connection therewith, in each case related to matters arising on or prior to the date hereof.

(c)     Borrower Releasors hereby acknowledge that they have not relied upon any representation of any kind made by Administrative Agent, Deutsche Bank, GACC, JPMorgan or any affiliate of such party in making the foregoing release.

(d)     Borrower Releasors represent and warrant that none of them has heretofore assigned, transferred, pledged or hypothecated (collectively, a “Transfer”) or purported to Transfer, to any person or entity any matter released by such person or entity hereunder or any portion thereof or interest therein, and each Borrower Releasor agrees to indemnify, protect, defend and hold each of the Lender Releasees harmless from and against any and all claims, losses, liabilities, costs, expenses, fees and damages (including reasonable attorneys’ fees and court costs, including all reasonable attorneys’ fees and court costs incurred in enforcing such indemnity) based on or arising out of any such Transfer or purported Transfer by such person or entity.

(e)     each Loan Party agrees to indemnify, protect, defend and hold Lender Releasees harmless from and against any and all claims (including, without limitation, cross-claims, counterclaims, and rights of setoff and recoupment), causes of action (whether direct or derivative in nature), demands, suits, costs, expenses and damages (collectively, the “Indemnified Claims”) which its officers, directors, agents, subsidiaries, parent entities, shareholders, partners, members, managers, owners or other principals have or may claim to have against Lender Releasees arising out of this Modification Agreement, the Credit Agreement, the other Loan Documents, the other Transaction Documents and any or all of the actions and transactions contemplated hereby or thereby, including any actual or alleged performance or non-performance of any Lender Releasees hereunder or under the Loan Documents or the other Transaction Documents, in each case related to matters arising on or prior to the date hereof.

11.     Miscellaneous.

(a)     Counterparts. This Modification Agreement shall become effective upon execution thereof by the parties hereto and may be executed in any number of counterparts, and each such counterpart, when so executed and delivered, shall be deemed to be an original and binding upon the party signing such counterpart; all such counterparts taken together shall constitute one and the same instrument.

(b)     Governing Law. This Modification Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

(c)     Headings. Section headings in this Modification Agreement are included herein for convenience of reference only and shall not constitute a part of this Modification Agreement for any other purpose.

(d)     Entire Agreement. This Modification Agreement and the documents referenced herein supersede all prior understandings and agreements with respect to the subject matter hereof and constitutes the entire agreement among the parties with respect to the matters addressed herein, and may not be modified except by written agreement signed by all parties hereto.

(e)     Successors and Assigns. This Modification Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, executors and personal representatives.

(f)     Expenses. Borrower hereby agrees to promptly pay all reasonable attorneys’ fees and expenses and other costs or expenses incurred by Administrative Agent and the Lenders in connection with this Modification Agreement and the transaction contemplated hereby, including without limitation, the replacement of the Administrative Agent contemplated by Section 6(a) above.

(g)     Reaffirmation of Guaranty. Recourse Guarantor hereby reaffirms its obligations under the Recourse Guaranty in all respects. Each Payment Guarantor hereby reaffirms its obligations under the Payment Guaranty in all respects.

(h)     Tax Reporting. For income tax purposes, each of the parties hereto agrees that it shall report all transactions contemplated by this Modification Agreement and the Credit Agreement in a manner consistent with, and in accordance with, the form and sequence in which such transactions are described, including treating all Loan payments pursuant to the Credit Agreement or denominated by Borrower as payments on the Loan as made with respect to the Loan.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Modification Agreement as of the date first above referenced.

BORROWER:

CV PROPCO, LLC, a Nevada limited liability company

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	SVP & Treasurer

LEASEHOLD HOLDER and PAYMENT GUARANTOR:

NP TROPICANA LLC, a Nevada limited liability company

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	SVP & Treasurer

HOLDCO and PAYMENT GUARANTOR:

NP LANDCO HOLDCO LLC, a Nevada limited liability company

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	SVP & Treasurer

[Signature Page to Second Loan Modification Agreement]

RECOURSE GUARANTOR:

STATION CASINOS LLC, a Nevada limited liability company

By:	/s/ Marc J. Falcone
Name: Marc J. Falcone
Title: EVP, CFO & Treasurer

[Signature Page to Second Loan Modification Agreement]

ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By:	/s/ James Huddleston
Name: James Huddleston
Title: Director

By:	/s/ Le Shay Chong
Name: Le Shay Chong
Title: Director

LENDER:

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By:	/s/ James Huddleston
Name: James Huddleston
Title: Director

By:	/s/ Le Shay Chong
Name: Le Shay Chong
Title: Director

[Signature Page to Second Loan Modification Agreement]

For purposes of Sections 3 and 5 hereof only:

GERMAN AMERICAN CAPITAL CORPORATION

By:	/s/ Thomas C. Vasile
Name: Thomas C. Vasile
Title: Director

By:	/s/ Larney J. Bisbano
Name: Larney J. Bisbano
Title: Director

[Signature Page to Second Loan Modification Agreement]

SYNDICATION AGENT AND LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Neil R. Boylan
Name: Neil R. Boylan
Title: Managing Director

[Signature Page to Second Loan Modification Agreement]